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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   MAY 2, 2002
                Date of Report (Date of Earliest Event Reported)


                       DIAMOND HILL INVESTMENT GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


                         -------------------------------

                          COMMISSION FILE NO. 000-24498

                         -------------------------------


               FLORIDA                                    65-0190407
      (State or other jurisdiction                      (IRS Employer
    of incorporation or organization)                 Identification No.)

         1105 SCHROCK ROAD
              STE. 437
            COLUMBUS, OHIO                                    43229
(Address of principal executive offices)                   (Zip code)

                                 (614) 848-5100
              (Registrant's telephone number, including area code)


                         -------------------------------
          (Former Name or Former Address, if changed since last report)








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ITEM 5. OTHER EVENTS

On May 2, 2002, at the annual meeting of the shareholders of Diamond Hill Investment Group, Inc. ("DHIG"), the shareholders of DHIG approved the reincorporation of DHIG under the laws of the state of Ohio. The reincorporation was accomplished by merging DHIG with and into its wholly-owned Ohio subsidiary, DHO, Inc., with DHO, Inc. being the surviving corporation. DHO, Inc., pursuant to its Amended and Restated Articles of Incorporation, as amended pursuant to the terms of the Agreement and Plan of Merger between DHIG and DHO, Inc., effective May 2, 2002 (the "Merger Agreement"), changed its name to Diamond Hill Investment Group, Inc.

On May 2, 2002, a Certificate of Merger was filed with the Ohio Secretary of State and Articles of Merger were filed with the Florida Department of State, each effectuating the date of merger as May 2, 2002.

Management of DHIG desired to change its state of incorporation to Ohio for a number of reasons. First, DHIG's principal executive offices and operations are in Ohio, and DHIG had no offices, employees or assets in Florida. In addition, reincorporating DHIG in Ohio simplifies corporate administration and reduces costs, in part, by eliminating DHIG's obligation to file certain reports and other documents with the state of Florida.

The reincorporation did not result in any change in the business or the assets, liabilities or net worth of DHIG.

Following the completion of the merger, the board of directors of the surviving corporation ("Diamond Hill Ohio") is comprised of nine directors; each director serving a one year term of office with no staggered terms.

Pursuant to the terms of the Merger Agreement, each outstanding share of Common Stock of DHIG (a "Share") was automatically converted into one common share, without par value, of Diamond Hill Ohio ("Diamond Hill Ohio Share"), and each outstanding fractional Share was automatically converted into that fractional Diamond Hill Ohio Share. Each outstanding certificate representing a Share or Shares continued to represent the same number of Diamond Hill Ohio Shares.

The following paragraphs summarize the material terms of the Diamond Hill Ohio Shares and are brief summaries of the provisions of the Articles of Incorporation of Diamond Hill Ohio (the "Articles"). The following statements are qualified in their entirety by reference to the Articles and the Code of Regulations of Diamond Hill Ohio, each of which are filed as exhibits to this Form 8-K.

The Articles authorize 8,000,000 shares of Diamond Hill Ohio, consisting of 7,000,000 Diamond Hill Ohio Shares and 1,000,000 preferred shares, each without par value. Each Diamond Hill Ohio Share entitles the holder thereof to one vote for the election of directors and for all other matters submitted to the shareholders for their consideration. The Diamond Hill Ohio Shares are designated as Nasdaq Small Cap securities.




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The Articles provide that no shareholder of Diamond Hill Ohio shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such share.

Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Diamond Hill Ohio Shares are deemed to be registered under Section 12(g) of the Exchange Act.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (C)   EXHIBITS

          Exhibit 2 Agreement and Plan of Merger dated May 2, 2002 by and between Diamond Hill Investment Group, Inc. and DHO, Inc.

          Exhibit 3(i) Amended and Restated Articles of Incorporation of Diamond Hill Investment Group, Inc., an Ohio corporation: see Exhibit A to Exhibit 2

          Exhibit 3(ii) Code of Regulations of Diamond Hill Investment Group,
                        Inc., an Ohio corporation



SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 2, 2002                   DIAMOND HILL INVESTMENT GROUP, INC.
                                                 (Registrant)


                                     /s/ R.H. Dillon
                                     ---------------------------------------
                                     R.H. Dillon
                                     President



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